SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 3, 2003

MIRANT AMERICAS GENERATION, LLC

(Exact name of registrant as specified in its charter)

Delaware	51-0390520

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1155 PERIMETER CENTER WEST, ATLANTA, GA	30338

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(678) 579-5000

N/A (Former name or former address, if changed since last report.)

Item 5. Other
Item 7. Financial Statements and Exhibits
SIGNATURE
INDENTURE
OFFERING CIRCULAR
NOTICE OF GUARANTEED DELIVERY
LETTER OF TRANSMITTAL
LETTER TO BROKER-DEALERS
LETTER FROM BROKERS TO CLIENTS
PRESS RELEASE

Item 5. Other

Recent Developments

     On June 2, 2003, Mirant Americas Generation, LLC (“MAG”) announced the commencement of an exchange offer (the “Exchange Offer”) for 100% of its 7.625% Senior Notes due 2006 (the “Existing Notes”) pursuant to an Offering Circular dated June 2, 2003 (the “Offering Circular”).

     Under the terms of the Exchange Offer, MAG is offering to exchange $1,000 principal amount of its new 7.625% Senior Secured Notes due 2008 (the “New Secured Notes”) as consideration for each $1,000 principal amount of Existing Notes validly tendered.

     Mirant Corporation (“Mirant”), the parent of MAG, also announced, on June 2, 2003, an offer to exchange its 7.5% Senior Secured Notes due 2008 (the “New Mirant Notes”) for each $1,000 principal amount of its outstanding 2.5% Convertible Senior Debentures due 2021 and 100% of its 7.4% Senior Notes due 2004 pursuant to an Offering Circular and Disclosure Statement and Solicitation of Acceptances of a Prepackaged Plan of Reorganization (the “Mirant Exchange Offers”).

     The Exchange Offer and Mirant Exchange Offers will expire 12:00 Midnight, New York City time, on June 27, 2003.

Item 7. Financial Statements and Exhibits

     (a)  Financial Statements of business acquired

          None

     (b)  Pro Forma financial information

          None

     (c)  Exhibits

4.1	Form of Indenture, between Mirant Americas Generation, LLC and Wells Fargo Bank, N.A., as Trustee (filed herewith).

99.1	Offering Circular (filed herewith).

99.2	Notice of Guaranteed Delivery (filed herewith).

99.3	Letter of Transmittal (filed herewith).

99.4	Letter to Broker-Dealers (filed herewith).

99.5	Letters from Brokers to Clients (filed herewith).

99.6	Press Release, dated June 2, 2003, announcing the Exchange Offers (filed herewith).

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 3, 2003		MIRANT AMERICAS GENERATION, LLC

	By:	/s/ J. William Holden, III

J. William Holden, III Sr. Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

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